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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in Registration Statement No. 333-35673 of LASER Mortgage Management, Inc. of our report dated September 26, 1997, and to the reference to us under the heading "EXPERTS" both of which are included in the Prospectus, which is also included in such Registration Statement.

Deloitte & Touche LLP
New York, New York


November 7, 1997